Exhibit 99.1
Annual Shareholder Meeting STEVEN F. LEER Chairman and CEO Arch Coal, Inc. St. Louis | April 28, 2011

Forward-Looking Information This presentation contains “forward-looking statements” that is, statements related to future, not past, events. In this context, forward-looking statements often address our expected future business and financial performance, and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. For us, particular uncertainties arise from changes in the demand for our coal by the domestic electric generation industry; from legislation and regulations relating to the Clean Air Act and other environmental initiatives; from operational, geological, permit, labor and weather-related factors; from fluctuations in the amount of cash we generate from operations; from future integration of acquired businesses; and from numerous other matters of national, regional and global scale, including those of a political, economic, business, competitive or regulatory nature. These uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements. We do not undertake to update our forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law. For a description of some of the risks and uncertainties that may affect our future results, you should see the risk factors described from time to time in the reports we file with the Securities and Exchange Commission. This presentation includes certain non-GAAP financial measures, including Adjusted EBITDA and Adjusted Earnings Per Share. These non-GAAP financial measures are not measures of financial performance in accordance with generally accepted accounting principles and may exclude items that are significant in understanding and assessing our financial results. Therefore, these measures should not be considered in isolation or as an alternative to net income from operations, cash flows from operations, earnings per fully-diluted share or other measures of profitability, liquidity or performance under generally accepted accounting principles. You should be aware that our presentation of these measures may not be comparable to similarly-titled measures used by other companies. A reconciliation of these financial measures to the most comparable measures presented in accordance with generally accepted accounting principles has been included at the end of this presentation.

In 2010, we set new records and made further progress toward our company vision Best safety rates for lost-time and total incidents Five operations completed 2010 without a lost-time incident Earned nine national and state awards for safety excellence Strong financial performance in key metrics ACI achieved record revenues in 2010 ACI achieved record cash flow from operations in 2010 ACI reported second highest EBITDA and operating income in 2010 Best environmental compliance Improved SMCRA compliance by 45% over 2009 11 subsidiary mines and facilities achieved zero SMCRA violations Coal-Mac earned U.S. Dept. of Interior National Award for Excellence

Arch is a steadfast industry leader in workplace safety and environmental compliance Lost-Time Safety Incident Rate Record safety lost-time and total incident (per 200,000 employee-hours worked) 4.00 rates in 2010 Industry five-year average = 3.03 3.50 Earned nine national and state awards 3.00 2.50 for safety excellence 2.00 Arch five-year average = 0.85 1.50 Record environmental compliance rate 1.00 0.50 in 2010 0.00 2006 2007 2008 2009 2010 Earned seven national or state awards for excellence in environmental practices Environmental Compliance (SMCRA violations based on state reports) Last year, two mining complexes 20 achieved A Perfect Zero zero 15 reportable injuries and zero 10 environmental violations Arch five-year average = 12.6 5 0 2006 2007 2008 2009 2010

Arch achieved solid results in 2010 in a recovering coal market Revenues Earnings Per Share* EBITDA* (in $ billions) (per diluted share) (in $ millions) $3.2 $3.0 $2.45 $753.2 $2.6 $724.1 $2.5 $2.4 $1.80 $ 545.0 $471.7 $458.7 $1.21 $1.14 $0.42 2006 2007 2008 2009 2010 2006 2007 2008 2009* 2010* 2006 2007 2008 2009 2010

ACI stock has outperformed the broader market Percent Improvement in Share Price in 2010 (between 1/01/10 and 12/31/10) 70% ACI 60% 50% 40% 30% 20% 10% 0% S&P 500 -10% -20% 1/1/10 12/31/10 After a very strong performance in 2010, Arch stock has retraced a modest 6% year-to-date in 2011 During the past decade, Arch Coal stock had a total return to shareholders of 453% compared with 15% for the S&P 500

Today’s dividend increase underscores our board’s confidence in Arch’s future prospects ACI Quarterly Dividend (common stock dividend per share on June payable date) Today’s announcement reflects a 10% increase Regular increases in quarterly dividend convey board’s continued confidence in Arch’s future earnings potential 2011 marks Arch’s sixth dividend increase in eight years

Arch delivers strong first quarter 2011 results Revenues Earnings Per Share* EBITDA* (in $ millions) (per diluted share) (in $ millions) $872.9 $0.36 $191.4 $711.9 $131.4 ($ 0.03) 1Q10 1Q11 1Q10 1Q11 1Q10 1Q11 Meaningful expansion in revenues, earnings per share and adjusted EBITDA over prior-year period Earnings per share increased substantially EBITDA increased 46% Revenues increased 23%

Outlook for Coal Markets

Around the world, countries are building coal plants to fuel electricity needs New Coal-Fueled Generation Coming Online by 2015 Under 249 GW (Capacity under construction, in GW, from 2011-2015) Construction 790 million tons Total 425 GW 1.4 billion tons Europe CIS countries United States China 4 17 8 83 India 2 97 Latin America 5 27 Africa 6 Other Asia Middle East 425 GW of total coal-fueled capacity is planned to be online by 2015 ... and will be fueled by 1.4 billion tons of coal Slide 10 Sources: ACI and Platts International, estimates based on plants currently under construction or planned

Metallurgical coal demand remains strong Strong met coal fundamentals Growth in World Steel Consumption supported by global economic (in billions of tonnes) 2.5 recovery and Asian steel demand 2.0 China has become a net importer 1.5 of steam and met coal 1.0 Asia is expected to drive met coal 0.5 demand growth going forward 0.0 Production and transportation 2000 2005 2010E 2014P 2020P infrastructure issues as well as a lack of accessible, quality met coal deposits will continue to constrain met coal supply a key input for steel

Industry wide, we expect the United States to play a growing role in the global seaborne coal trade 2010 81* million tons 2015** 174 million tons West Coast Ridley Westshore MBT East Coast Gateway Pacific CNX Marine Baltimore/CSX Overland Shipments Lamberts Point/NS 30 million tons 11 Pier IX million tons DTA 5 million tons 73 million tons*** 46 million tons 73 mt 2010 U.S. seaborne coal exports Gulf of Mexico Includes overland shipments to Canada/Mexico Potential for U.S. seaborne coal exports Mobile, AL Projected capacity based on available or expected capacity LA IMT *** Estimates represent previously demonstrated LA Davant capacity at these ports LA IC Rail Marine Mid-streaming

Even modest increases in export activity can have significant market implications Increase in U.S. Coal Exports (2006 to 2008 versus 2009 to 2011P, in million tons) Arguably the most significant driver in the 2008 market run-up 81 was a 32-million-ton increase in +32 U.S. exports from 2006 to 2008 49 U.S. exports appear to be in the midst of an even greater 2006 2008 expansion at present The market implications of such 105 an increase could prove dramatic +45 60

Though somewhat mixed, key market drivers should lead to further coal stockpile reductions in 2011 U.S. Generator Coal Stockpiles Significant increases in U.S. (in millions of tons) exports along with declining imports should benefit domestic 203 coal markets Stronger economic growth likely to be offset by more normal (milder) weather and higher contributions 170 from other fuels including hydro and natural gas In aggregate, key drivers point to a strengthening domestic market November March as the year proceeds 2009 2011

Coal is increasingly clean...and can address CO 2 concerns as well with time and funding 2009 GDP increased 204% Coal-based electricity increased 150% U.S. population increased 50% Emissions of NO x , SO 2 and PM 10 down 67% Since 1970

Arch has dedicated $50+ million to date to advance U.S. clean coal technologies 1. Department of Energy National Carbon Capture Center University, public and 2. Washington University Consortium for Clean Coal Utilization private research and development 3. University of Wyoming School of Energy Resources 4. DKRW Mine-Mouth Coal-to-Liquids Facility Clean coal 5. ADA Environmental Solutions technology projects 6. Tenaska, Inc. Trailblazer Energy Center

With oil prices above $100 and gasoline around $4/gallon, the prospects for CTL continue to strengthen Arch owns an equity interest in DKRW Advanced Fuels Proposed 21,000 bpd facility will primarily provide gasoline to western markets In addition, Medicine Bow will capture CO 2 for enhanced oil recovery CTL can have a positive impact on the U.S. economy, security and environment

Outlook for Arch Coal Slide 18

We’re one of the world’s largest coal producers Top 10 Coal Producers in the World Arch Coal Domestic Sales (annual tons sold, based on company reports) (2010, in percent of tons shipped per power region*) Coal India Shenhua <1% 27% 195 Peabody 30% power Arch #4 12% plants, industrial Alpha-MEE and other 12% end users China Coal 19% BHP 39 Cloud Peak Arch Coal International Sales in 2010 states Anglo Xstrata 4 Continents worldwide

Arch has growing access to seaborne coal markets Own 22% interest in DTA in Newport News, VA DTA has throughput capacity of ~20 million tpy East Coast Expect met sales of 7.5 million tpy in 2011 Seaborne steam sales expected to grow Access to other East Coast terminals Ownership and throughput rights at river Gulf Coast facilities in Kentucky and Illinois Flexibility to ship and blend coals from all of our (New Orleans) regions (incl. Illinois Basin coal with our 49% stake in Knight Hawk) to overseas markets Secured 38% interest in Millennium Bulk Terminals in Washington state West Coast Agreement with Ridley Terminal in Canada Amassed reserves in Montana, which has a transportation cost advantage to West Coast Arch expects to export roughly 7 million tons in 2011

We’ve positioned Arch well to capitalize on this market cycle #2 Producer in #1 Producer in #3 Producer in Powder River Basin Western Bit Region Central Appalachia Unpriced volumes Roll off of legacy Met coal production is provide leverage to contracts provides significant and under-rising market margin opportunity appreciated Jacobs Ranch Cost structure Low-cost position acquisition further increasing, but large provides flexibility to strengthened longwall mines mitigate move in/out of steam world-class assets pressure market as needed Unused capacity at Supply in region is Productive capacity of Black Thunder could challenged to grow due up to 15 million tons be brought back with to difficult geology and remains intact limited capital reserve depletion

We have a pipeline of organic growth projects to bring online as market conditions warrant Central Illinois Powder River Appalachia Basin Basin Cumberland River Lost Prairie Otter Creek

Arch maintains one of the strongest and cleanest balance sheets in the U.S. coal industry Debt Maturity Profile (1) Legacy Liabilities of Largest U.S. Coal Companies (at 3/31/11, in $ millions) (at 12/31/10 pro forma, in $ millions) $4,451 $600 $500 $450 $1,951 $1,792 $1,657 $475 $70 $0 $ 0 $0 2011 2012 2013 2014 2015 2016 2020 Peer 1 Peer 2 Peer 3 Peer 4 ACI Other Short-Term Debt Existing Senior Notes Workers’ Comp Post-Retirement Medical Pension Reclamation Financing initiatives over the past two years have Low level of legacy liabilities versus largest enhanced liquidity and extended debt maturities U.S. coal companies Available liquidity exceeds $1.0 billion (2) More than 70% of Arch’s legacy liabilities are comprised of reclamation liabilities Sources: ACI and SEC filings (1) Values for senior notes represent contractual maturities Slide 23 (2) Represents cash on hand as well as unused available borrowing capacity under ACI’s revolving credit facility, accounts receivable securitization program and commercial paper placement program

Arch expects to generate record earnings in 2011 Earnings Per Share* In 2011, we expect to generate stronger (per diluted share) $2.10-$2.60 earnings per share and EBITDA thanks to further improvement in coal markets $1.14 We will continue to execute a market-driven approach $0.42 We will maintain rigorous capital and 2009* 2010* 2011 cost control First quarter results suggest that we’re EBITDA* (in $ millions) on track $930-$1,050 Revenues grew nearly 23 percent $724 in 1Q11 versus 1Q10 $459 EBITDA increased 46 percent 2009 2010 2011

Arch’s leadership position in the coal industry will drive future value creation One of the world’s largest and most efficient coal producers Represent 15 percent of the U.S. coal supply National, diverse reserve base, skewed heavily towards growth regions #1 in safety and environmental performance among peer group Ship coal to domestic/international steel manufacturers and international power producers Arch’s value proposition is anchored by ... Leading position in three major low-sulfur coal basins Significant exposure to metallurgical markets Targeting long-term growth in the international markets Advancing greenfield projects in Illinois and Montana Disciplined financial management, capital allocation

Annual Shareholder Meeting STEVEN F. LEER Chairman and CEO Arch Coal, Inc. St. Louis | April 28, 2011

Non-GAAP Measures Reconciliation Chart Included in the accompanying presentation, we have presented Adjusted Earnings Per Share, which are considered non-GAAP measures as defined by Regulation G. The following reconciles these items to the nearest GAPP measurement. Adjusted net income and adjusted diluted earnings per common share are adjusted for the after-tax impact of acquisition and financing related costs and are not measures of financial performance in accordance with generally accepted accounting principles. We believe that adjusted net income and adjusted diluted earnings per common share better reflect the trend of our future results by excluding items relating to significant transactions. The adjustments made to arrive at these measures are significant in understanding and assessing our financial condition. Therefore, adjusted net income and adjusted diluted earnings per share should not be considered in isolation, nor as an alternative to net income or diluted earnings per common share under generally accepted accounting principles. The table below shows how we calculate Adjusted earnings per share. Adjusted net income and adjusted diluted earnings per common share Year Ended December 31, Three Months Ended March 31, 2009 2010 2011 Range 2010 2011 Low High Net income attributable to Arch Coal $42,169 $ 158,857 $331,000 $412,000 Net income (loss) attributable to Arch Coal $ (1,796) $55,601 Amortization of acquired sales contracts, net 19,623 35,606 19,000 21,000 Amortization of acquired sales contracts, net 10,753 5,944 Loss on early extinguishment of debt — 6,776 — - Tax impact of adjustments (3,925) (2,170) Costs related to acquisition of Jacobs Ranch 13,726 — - -Tax impact of adjustments (12,172) (15,469) (6,935) (7,665) Adjusted net income attributable to Arch Coal $ 5,032 $59,375 Diluted weighted average shares outstanding 162,372 163,773 Adjusted net income attributable to Arch Coal $63,346 $185,770 $343,065 $425,335 Diluted weighted average shares outstanding 151,272 163,210 163,450 163,450 Diluted earnings per share $ (0.01) $0.34 Diluted earnings per share $0.28 $0.97 $2.03 $2.52 Amortization of acquired sales contracts, net $ 0.06 $0.03 Tax impact of adjustments $ (0.02) $ (0.01) Amortization of acquired sales contracts, net 0.13 0.22 0.11 0.13 Adjusted diluted earnings per share $0.03 $0.36 Costs related to acquisition of Jacobs Ranch 0.09 — - -Loss on early extinguishment of debt — 0.04 — -Tax impact of adjustments (0.08) (0.09) (0.04) (0.05) Adjusted diluted earnings per share $0.42 $ 1.14 $2.10 $2.60

THE POWER WITHIN

Arch Coal, Inc.

Non-GAAP Measures Reconciliation Chart

Included in the accompanying presentation, we have presented Adjusted EBITDA, which is considered a non-GAAP measure as defined by Regulation G. The following reconciles Adjusted EBITDA to the nearest GAAP measurement

Adjusted EBITDA is defined as net income attributable to the Company before the effect of net interest expense, income taxes, depreciation, depletion and amortization and the amortization of acquired sales contracts. Adjusted EBITDA may also be adjusted for items that may not reflect the trend of future results.

Adjusted EBITDA is not a measure of financial performance in accordance with generally accepted accounting principles, and items excluded to calculate Adjusted EBITDA are significant in understanding and assessing our financial condition. Therefore, Adjusted EBITDA should not be considered in isolation nor as an alternative to net income, income from operations, cash flows from operations or as a measure of our profitability, liquidity or performance under generally accepted accounting principles. We believe that Adjusted EBITDA presents a useful measure of our ability to service and incur debt based on ongoing operations. Furthermore, analogous measures are used by industry analysts to evaluate operating performance. In addition, acquisition and financing related expenses are excluded to make results more comparal between periods. Investors should be aware that our presentation of Adjusted EBITDA may not be comparable to similarly titled measures used by other companies. The table below shows how we calculate Adjusted EBITDA.

Adjusted EBITDA

	Year Ended December 31,					2011 Range	
	2006	2007	2008	2009	2010	Low	High
Net income	$ 262,358	$ 175,943	$ 355,211	$ 42,179	$ 159,394	$ 331,000	$ 412,000
Net income attributable to noncontrolling interest	(1,427)	(1,014)	(881)	(10)	(537)	-	-
Income tax expense (benefit)	7,650	(19,850)	41,774	(16,775)	17,714	68,000	97,000
Interest expense, net	60,639	72,265	64,285	98,310	140,100	136,000	134,000
Depreciation, depletion and amortization	219,096	243,695	293,553	301,608	365,066	376,000	386,000
Amortization of acquired sales contracts, net	(10,742)	(1,633)	(705)	19,623	35,606	19,000	21,000
Costs related to acquisition of Jacobs Ranch	-	-	-	13,726	-	-	-
Other non-operating expense	7,447	2,273	-	-	6,776	-	-
Adjusted EBITDA	$ 545,021	$ 471,679	$ 753,237	$ 458,661	$ 724,119	$ 930,000	$ 1,050,000

Slide 28

Non-GAAP Measures Reconciliation Chart Included in the accompanying presentation, we have presented Adjusted EBITDA, which are considered non-GAAP measures as defined by Regulation G. The following reconciles these items to the nearest GAAP measurement Adjusted EBITDA is defined as net income attributable to the Company before the effect of net interest expense, income taxes, depreciation, depletion and amortization and the amortization of acquired sales contracts. Adjusted EBITDA may also be adjusted for items that may not reflect the trend of future results. Adjusted EBITDA is not a measure of financial performance in accordance with generally accepted accounting principles, and items excluded to calculate Adjusted EBITDA are significant in understanding and assessing our financial condition. Therefore, Adjusted EBITDA should not be considered in isolation nor as an alternative to net income, income from operations, cash flows from operations or as a measure of our profitability, liquidity or performance under generally accepted accounting principles. We believe that Adjusted EBITDA presents a useful measure of our ability to service and incur debt based on ongoing operations. Furthermore, analogous measures are used by industry analysts to evaluate operating performance. In addition, acquisition and financing related expenses are excluded to make results more comparab between periods. Investors should be aware that our presentation of Adjusted EBITDA may not be comparable to similarly titled measures used by other companies. The table below shows how we calculate Adjusted EBITDA. Adjusted EBITDA Three Months Ended March 31, 2010 2011 Net income (loss) $ (1,770) $55,874 Income tax expense (benefit) (775) 12,530 Interest expense, net 34,745 33,834 Depreciation, depletion and amortization 88,519 83,537 Amortization of acquired sales contracts, net 10,753 5,944 Net income attributable to noncontrolling interest (26) (273) Adjusted EBITDA $131,446 $191,446